                                                                    EXHIBIT 10.8

                                  Confidential
                               MARKETING AGREEMENT
                               -------------------

     This Marketing Agreement (the "Agreement"), dated as of June 17, 1999 (the "Effective Date"), is between America Online, Inc. ("AOL"), a Delaware corporation, with offices at 22000 AOL Way, Dulles, Virginia 20166, and eMachines, Inc. ("eMachines"), a Delaware corporation, with offices at 14350 Myford Drive, Suite 100, Irvine, California 92606. AOL and eMachines may be referred to individually as a "Party" and collectively as "Parties."

                                  INTRODUCTION
                                  ------------

     AOL and eMachines each desires to enter into an marketing relationship whereby eMachines will distribute and promote certain products and or services that are owned, operated, distributed or authorized to be distributed by or through AOL or any of its Affiliates pursuant to the terms and conditions contained herein. Defined terms used but not defined in the body of the Agreement will be as defined on Exhibit A attached hereto.
                                ---------

                                      TERMS
                                      -----

     1.   eMachines Distribution of the AOL Software. eMachines shall distribute
          ------------------------------------------
          the AOL Software through all Products, and any other products subsequently agreed upon by the Parties. eMachines shall load the AOL Software onto each Product (including, without limitation, any new builds of the Products during the Term) by burning the AOL Software into the hard drive or other applicable storage mechanism of such Products. The AOL Software to be loaded shall include, in each case, the then-current version of the AOL Classic Service, the CompuServe Service, Netscape Navigator Browser Software, AIM Software, and ICQ Software (replacing, if necessary, any older versions of such software contained in the online services folder or similar area on the Products). The AOL Software for each respective AOL Service shall each be fully installed in each Product (i.e., not in setup.exe file form), provided, however, that eMachines' bundling obligations under this
          Section 1 shall not commence until eMachines' June 1999 product build cycle that is scheduled for retail distribution in early August, 1999. eMachines shall use best efforts, including but not limited to, making the necessary revisions to software preloads in order to meet such schedule and in no event shall the bundling obligations hereunder commence later than September, 1999. The AOL Software combined with the Products is sometimes referred to herein as the "Bundled Products".

     2.   eMachines Promotion of the AOL Software.
          ---------------------------------------

          2.1  Desktop Icons. For each Bundled Product, eMachines shall include
               -------------
               one desktop icon (outside of, and in addition to the placements within, the online services folder and ICW) for each AOL Service and prominent shortcuts for the AOL Classic Service, the CompuServe Service, Netscape Navigator Browser, AIM Service and ICQ Service from the "Start" menu and, with respect to the AOL Classic Service and the CompuServe Service, the "Task

               Bar" of the Bundled Products (including, with respect to the desktop icon, any future items with similar functionality).

          2.2  Online Services Folder. The AOL Classic Service shall have the
               ----------------------
               first position within the "online services folder" (or successor or replacement product) on each Product. The CompuServe Service shall have the second position within the "online services folder" (or successor or replacement product) on each Product, provided that upon the launch date of eMachines.Net, eMachines.Net shall have the first position within the "online services folder", AOL Services shall have the second position within the "online services folder", and the Compuserve Service shall have the third position within the "online services folder".

          2.3  Packaging. eMachines shall prominently promote the AOL Services
               ---------
               on and in the packaging of the Bundled Products through (a) insertion of the documentation, brochures, and similar materials related to use of the AOL Classic Service, the CompuServe Service, Netscape Navigator Browser, AIM Service and ICQ Service which AOL will provide to eMachines for distribution to end users of the Bundled Products (the "Documentation"), (b) insertion of CD-ROM pack-ins containing the AOL Classic Software and CompuServe Software which AOL will provide to eMachines, and (c) display of AOL-supplied stickers on the Products (e.g., on-box, on-package, on-monitor). AOL will provide said materials, at its expense, delivered to the point of manufacture of the Products.

          2.4  Internet Connection Wizard. eMachines will include the AOL
               --------------------------
               Classic Service and the CompuServe Service within the Internet Connection Wizard (or successor or replacement product) (the "ICW") on each Bundled Product with the "most prominent and favorable promotion" (as described below). For purposes of the preceding sentence, the term "most prominent and favorable promotion" shall mean that (a) the AOL Classic Service and the CompuServe Service shall have the first and second positions, respectively, in any list of Interactive Services which appears within the ICW on the Bundled Products, provided, that after the launch date of eMachines.Net, eMachines.Net shall have the first position in any list of Interactive Services and AOL Classic Service and Compuserve Service will move to the second and third positions, respectively, (b) until the launch date of eMachines.Net, the AOL Classic Service shall be the default Interactive Service which is automatically selected when a user opens a page which contains a list of Interactive Services (i.e., AOL shall be highlighted within the list of Interactive Services and information regarding the AOL Classic Service, and no other Interactive Service, shall appear in the adjacent window) and (c) no information regarding any Interactive Service (other than the AOL Classic Service, CompuServe Service, or eMachines.Net) shall appear when one of such AOL Services is highlighted on a page within the ICW which contains a list of Interactive Services.

          2.5  Exclusivity; Preferred Placement. During the Exclusive Period,
               --------------------------------
               eMachines agrees that, other than eMachines.Net, the AOL Services shall be the only Interactive Services to be bundled or otherwise distributed with the Products; provided that notwithstanding the foregoing, eMachines shall be permitted to distribute through the Products Microsoft's Internet Explorer and any Interactive Services sponsored by Microsoft only to the extent eMachines is so obligated under agreements in connection with its use of Microsoft Windows and the license of the Microsoft operating system (the "Microsoft Agreements"). In addition, eMachines shall give AOL thirty (30) days written notice prior to a review of the eMachines.Net connectivity provider (currently to be provided by UUNet) (the "Connectivity Provider Review") and shall give AOL the opportunity to bid on becoming the eMachines.Net connectivity provider and shall otherwise allow AOL to participate in the negotiations during the Connectivity Provider Review. With respect to eMachines' obligations under the Microsoft Agreement to promote certain other Interactive Services on the Products and with respect to eMachines.Net, eMachines agrees that the AOL Services shall be promoted no less favorably than such Interactive Services on the Products. During the term of this Agreement or until otherwise addressed in Section 19 of this Agreement, eMachines shall not change the default portal of eMachines.Net (i.e. Netscape Netcenter) without the prior written consent of AOL, such consent shall be in AOL's sole discretion. Notwithstanding the provisions of this Section 2, eMachines obligations under this Agreement are subject to the Microsoft Agreements, its existing Agreement with UUNet, and its existing agreement with Trigem and with regard to any future agreements between eMachines and Microsoft Corporation, eMachines shall not subscribe to or make available a Microsoft sponsored Interactive Service unless obligated to do so under eMachines' license of the Microsoft operating system.

     3.   Trademark License. eMachines shall be entitled to use the Marks in
          -----------------
          connection with the fulfillment of its obligations hereunder.

     4.   Payments. AOL shall pay eMachines a fee of thirty-five dollars
          --------
          (US$35.00) for each Qualified New Member to the AOL Classic Service acquired through the distribution of the Bundled Products. AOL shall pay eMachines a fee of forty dollars (US$40.00) for each Qualified New Member to the Compuserve Service acquired through the distribution of the Bundled Products. AOL shall pay such amounts to eMachines on a quarterly basis, within thirty (30) days of the end of each calendar quarter. For the purposes hereof, a "Qualified New Member" shall mean any person or entity who registers for the AOL Classic Service or the CompuServe Service during the Term using eMachines' special promotion identifier and who pays the then-standard fees required for membership to the AOL Classic Service or the CompuServe Service through at least three (3) consecutive billing cycles (not including any standard free trial period). Notwithstanding this Section 4, eMachines hereby agrees and acknowledges that AOL shall have no bounty payment obligations with respect to customers who subscribe to the Compuserve Service in connection with the Consumer Rebate Offer described in Section 13.

     5.   Expenses. Except as otherwise expressly provided for herein, eMachines
          --------
          shall be responsible for the costs and expenses associated with its marketing, promotion and distribution of the AOL Software through the Bundled Products.

     6.   AOL Materials. AOL shall, at its expense, provide to eMachines the AOL
          -------------
          Software, documentation and related promotional materials to be included by eMachines within the Bundled Products (the "AOL Deliverables") delivered at AOL's expense, to the point of manufacture of the Products. The AOL Software and the CompuServe Software will be delivered in the form of a master diskette or CD-ROM to be pre-loaded by eMachines on each Product. eMachines acknowledges and agrees that AOL requires at least thirty (30) days to complete the preparation and delivery of the AOL Deliverables. eMachines shall use commercially reasonable efforts to order sufficient quantities of the AOL Deliverables and allow AOL at least thirty (30) days lead-time to develop and deliver such orders. AOL shall use commercially reasonable efforts to provide eMachines with the requested AOL Deliverables within thirty (30) days of receiving an order for such AOL Deliverables from eMachines.

     7.   Testing. eMachines shall test the AOL Software and shall notify AOL of
          -------
          its acceptance or rejection of such software within twenty (20) business days of its receipt of such software, and shall cooperate with AOL on a timely, priority basis in order to report and resolve issues associated with the testing process. eMachines shall not distribute any Bundled Products hereunder without AOL's prior written approval.

     8.   Reporting. From time to time upon AOL's request (but no more than once
          ---------
          every quarter), eMachines shall provide AOL with a report, in a detailed format reasonably satisfactory to AOL, setting forth (i) the total number of Bundled Products distributed and sold, and (ii) future forecasts regarding distribution and sales of Bundled Products. AOL shall provide eMachines with quarterly reports setting forth the number of Qualified New Members acquired by AOL through the distribution of the Bundled Products in the preceding quarter, and eMachines shall have right to an independent third party audit of such quarterly reports.

     9.   International Distribution. The Parties agree that the provisions of
          --------------------------
          this Agreement shall also be applicable to Canadian distribution of the Bundled Products (including any variations of Products distributed in Canada, e.g., with respect to name or model number). For any other country (outside of the United States and Canada) in which AOL or an Affiliate offers an Interactive Service, the Parties will use best efforts (subject to the written agreement of any applicable Affiliate) to enter into an addendum to extend this Agreement to such other country on appropriate terms, and in the event that the parties cannot reach an agreement with respect to a particular country within sixty days of beginning negotiations in such county, but in no event less that six (6) months from the Effective Date, the exclusivity provisions contained in this Agreement with respect to such country shall be removed, provided, that with respect to entering an agreement in Japan, the parties acknowledge that eMachines has an existing partner in Japan ("Hikari") and the parties shall make good faith efforts to reach an agreement within sixty days of the Effective Date under which Hikari's retail outlets shall be an integral part of the distribution channels under such agreement, and if the parties, despite such good faith efforts, cannot reach a three party agreement, the exclusivity provisions of this agreement with respect to Hikari in Japan shall be removed. A standard form of such addendum shall be made available to eMachines upon request. In addition, AOL and eMachines shall discuss and use best efforts to enter into an agreement to launch a consumer rebate program in England whereby eMachines computers shall be exclusively bundled with a Consumer Rebate Offer for a commitment to a UK/AOL Service for distribution as promptly as possible following the Effective Date.

     10.  Direct Mail. eMachines shall provide AOL with access to eMachines'
          -----------
          direct mail or other customer lists, to the extent such lists exist, excluding subscribers to eMachines.Net service, for AOL's mailing and acquisition efforts. Notwithstanding Section 10 of the Standard Terms, defined in Section 21, eMachines shall remain free to use and dispose in its sole discretion its customer lists and information.

     11.  Additional Activities. eMachines and AOL shall use good faith efforts
          ---------------------
          to work together on additional promotional activities on a case-by-case basis with the goal of maximizing registration of Qualified New Members and selling Bundled Products (i.e., cooperative contribution to the Parties promotional efforts, promotion in traditional media, other products and peripherals, etc.). eMachines agrees to promote the AOL Services in all of its media advertising to the extent it has the ability to influence the creative content of such advertisements, except for (i) promotions surrounding eMachines.Net, (ii) promotions that interfere with any non-competitive third party cooperative advertising programs, and (iii) promotions that have an unreasonable material effect on the cost of the underlying advertisement campaign. Further, in eMachines' development of Products other than laptop and desktop computers, eMachines shall use commercially reasonable best efforts (with AOL's reasonable cooperation) to make all such Products compatible with one or more AOL Services.

     12.  Warrants and Investment.
          -----------------------

          12.1 Grant of Warrants. Subject to the closing of the AOL Investment
               -----------------
               (as defined below), eMachines hereby grants to AOL warrants (the "Warrants") representing the right for a five-year period to purchase such shares of eMachines common stock equal to the value of Twelve Million Five Hundred Thousand dollars (US$12,500,000) divided by the eMachines' Stock Price, defined below. eMachines Stock Price shall equal (X) a number equal to the price per share of eMachines' common stock during an initial public offering of its common stock (an "IPO"), multiplied by a factor of 1.25, provided that the eMachines Stock Price shall be no less than a number equal to the initial issuance price per share of the Series A Preferred Stock of eMachines multiplied by a factor of 1.25, or (Y) in any other scenario besides an IPO, a number equal to the price per share of eMachines' common stock based on a One Billion Two Hundred Fifty Million dollar (US$1,250,000,000) valuation of eMachines on a post-money number of shares basis. If eMachines does not satisfy the requirements of the AOL Investment Review by July 15, 1999, pursuant to Section 12.5 of this Agreement, then AOL will receive twenty five percent (25%) warrant coverage in the Series A Financing as long as AOL elects to invest no less than Thirty Million dollars (US$30,000,000). If eMachines requests AOL in writing to invest less than Fifty Million Dollars (US$50,000,000) in the Series A Financing or does not permit AOL to invest prior to December 31, 1999, eMachines shall issue the full Warrant regardless of the size of AOL's investment so long as AOL invests the amount requested by eMachines in a timely manner, provided that, in the event that eMachines does not satisfy the requirements of the AOL Investment Review and the requested investment by AOL is on terms less favorable than those proposed in the PPM, then AOL shall receive the full warrants whether or not it invests.

          12.2 Vesting of Warrants. All Warrants granted to AOL hereunder shall
               -------------------
               vest upon the issuance of the Warrants, discussed in Section 12.4 of this Agreement, and shall contain a cashless exercise provision.

          12.3 Terms and Conditions. Any shares of stock acquired by AOL upon
               --------------------
               exercise of the Warrants shall possess rights, preferences, and privileges that are no less favorable than the rights, preferences, and privileges accorded to holders of Common Stock of the Company. Additionally, AOL shall be entitled to the same registration rights as the current common stockholders of eMachines (including Form S-1 and Form S-3 demand registration rights and piggyback registration rights), in connection with any shares of stock received upon exercise of the Warrants.

          12.4 Final Agreement. The provisions of this Section 12 contain all of
               ---------------
               the principal and essential terms and conditions of the Warrants to be issued to AOL hereunder, and without limiting the foregoing, as soon as practicable, but in no event later than five (5) days after the closing of the AOL Investment eMachines shall issue a warrant in a form reasonably acceptable to AOL; notwithstanding, in the event that the Warrant is not issued by the date five (5) days after the AOL Investment and on such date AOL is performing its obligations hereunder without material breach then after such date the Warrants shall be deemed to have been issued in accordance herewith and AOL shall have the right to cease performance of its obligations hereunder until such time as eMachines shall have issued the Warrants.

          12.5 AOL Investment. AOL, subject to AOL's Investment Review, defined
               --------------
               below, will purchase ("AOL Investment") Fifty Million dollars (US$50,000,000) of preferred stock of eMachines in its Series A financing (the "Series A Financing") in accordance with the terms and conditions set forth in the

               Summary of Terms included in the Confidential Offering Memorandum of eMachines dated May 14, 1999 (the "PPM"), provided, however, that AOL shall have board observer rights as set forth in such documentation and the terms of the AOL Investment shall be no less favorable than the terms contained in the PPM. AOL's Investment Review shall mean the following:

     (X) AOL's approval, not to be unreasonably withheld, of the following matters related to the Series A Financing: (i) the lead investor of the Series A Financing, (ii) the additional co-investors of the Series A Financing, provided that the list of co-investors or their affiliates (with the exception of any affiliates of Comcast Interactive Capital Group) delivered to AOL prior to the Effective Date and attached as Exhibit C have been previously approved by AOL;
(iii) the size of the Series A Financing, provided that One Hundred and Fifty Million (US$150,000,000) is hereby approved by AOL, and (iv) approval of the terms and conditions of the definitive documents related to the Series A Financing, provided that to the extent the terms and conditions of such documents are generally applicable to all investors of the Series A Financing, the terms and conditions of such documents are presumed to be reasonable; and
(Y) AOL's approval, not to be unreasonably withheld, of the following due diligence matters (i) review of the audited December 31, 1998, and March 31, 1999 financial quarters of eMachines, (ii) the review of the interim financial statements from the end of the March 31, 1999 quarter up to May 31, 1999, (iii) confirmation from Trigem that it has the ability and commitments in place to satisfy the production requirements of eMachines as represented in the Business Plan of the PPM for years 1999 and 2000, and (iv) no material adverse change in the operations and financial condition of eMachines from the Effective Date until the closing of the AOL Investment.

     13.  eMachines Consumer Rebate Offer.  eMachines and AOL hereby agree to
          -------------------------------
participate in a program offering consumers a rebate in accordance with the terms and conditions set forth on Exhibit B attached hereto.

     14.  Term, Renewal, Termination.
          --------------------------

          14.1 Term. Unless earlier terminated, as set forth herein, the initial
               ----
               term of this Agreement will be five (5) years from the Effective Date (the "Initial Term").

          14.2 Renewal. This Agreement may be renewed for an additional five (5)
               -------
               year term (the "Renewal Period") upon mutual written agreement of the parties as set forth in Section 14.3 below. If this Agreement has not otherwise been terminated under this Agreement prior to the end of the Initial Term, AOL shall (A) extend the payment to eMachines of the revenue share under the eCommerce Package, defined in Section 16, for keyboards and Desktop channels only and AOL shall not be responsible to pay eMachines $.50 per each member per month under the eCommerce Package; and (B) continue to pay eMachines a fee of three dollars (US$3.00) per month for each consumer who participated in the Rebate Offer Contract described in Section 13 (or other amounts as relate to any agreed upon modification to the Consumer Rebate Offer) for the remainder of such consumer's continuous membership to the appropriate AOL Service whether or not the Parties elect to enter into a

               Renewal Period. Further, eMachines will be paid bounties for those customers that activated their membership during the term of the Agreement but become Qualified New Members after termination of the Agreement.

          14.3 Declaration of Intent. Each Party is required to deliver to the
               ---------------------
               other Party no later than thirty (30) days prior to the fourth
               (4th) anniversary of the Effective Date of this Agreement a written notice stating whether or not such Party intends to negotiate in good faith for a Renewal Period. In the event that AOL declares in its notice that it is not interested in negotiating in good faith for a Renewal Period and eMachines declares in its notice that it is interested in negotiating in good faith for a Renewal Period, then on the fourth (4th) anniversary of the Effective Date, the Exclusive Period shall terminate.

          14.4 Termination for Breach. Except as expressly provided elsewhere in
               ----------------------
               this Agreement, either Party may terminate this Agreement at any time in the event of a material breach of the Agreement by the other Party which remains uncured after thirty (30) days written notice thereof to the other Party (or such shorter period as may be specified elsewhere in this Agreement). In the event this Agreement is terminated upon the material breach of the Agreement by AOL, AOL will (A) extend the payment to eMachines of the revenue share under the eCommerce Package, defined in Section 16, for keyboards and Desktop channels only and AOL shall not be responsible to pay eMachines $.50 per each member per month under the eCommerce Package; (B) continue to pay eMachines a fee of three dollars (US$3.00) per month for each consumer who participated in the Rebate Offer Contract described in Section 13 (or other amounts as relate to any agreed upon modification to the Consumer Rebate Offer) for the remainder of such consumer's continuous membership to the appropriate AOL Service; and (C) pay bounties for those customers that activated their membership during the term of the Agreement but become Qualified New Members after termination of the Agreement.

          14.5 Termination for Bankruptcy/Insolvency. Either Party may terminate
               -------------------------------------
               this Agreement immediately following written notice to the other Party if the other Party (i) ceases to do business in the normal course, (ii) becomes or is declared insolvent or bankrupt, (iii) is the subject of any proceeding related to its liquidation or insolvency (whether voluntary or involuntary) which is not dismissed within ninety (90) calendar days or (iv) makes an assignment for the benefit of creditors.

15.  Promotional Materials/Press Releases. Each Party will submit to the other
     ------------------------------------
     Party, for its prior written approval, which will not be unreasonable withheld or delayed, any marketing, advertising, press releases, and all other promotional materials related to the transactions contemplated hereunder and/or referencing the AOL Services and the AOL Software or the other Party and/or its trade names, trademarks, and the AOL Services marks (the "Materials"). Each Party will solicit and reasonably consider the views of the other Party in designing and implementing such Materials.

          16.  E-Commerce Package. During the Term of this Agreement, eMachines
               ------------------
               and AOL agree to work together to create a package (the "eCommerce Package") to sell to third parties that shall include:

                 (a) Keyboard keys: eMachines will manufacture a keyboard which
                     -------------
provides one touch access to the internet through keyboard keys, or the functional equivalent, if a user is an AOL or Compuserve subscriber, which (1) shall initially be dedicated and point directly to a related destinations designated by AOL and (2) that the technical design of the keyboard buttons allows the Parties to modify the initial URL or other programming with which it is was originally shipped.

                 (b) Desktop "channels": The parties agree to work together with
                     ------------------
a 3rd party software developer to create a desktop tool containing designated promotional space and links which (1) shall initially be dedicated and point directly to a related destinations designated by AOL and (2) that the technical design of the promotional space and links allows the Parties to modify the initial URL or other programming with which it is was originally shipped.

                 (c) AOL Services buttons/links (i.e. pop-ups) that will contain promotional space and links the technical design of the promotional space and allows the Parties to modify the initial URL or other programming with which it is was originally shipped.

                 (d) Pricing: The Parties agree to split the revenue evenly
                     -------
(i.e. 50% for each party) derived from the sale of any piece of the eCommerce Package, net of standard commissions paid to third parties and that upon launch of the eCommerce Package, AOL shall pay eMachines $.50 per each member per month against eMachines share of the revenue to be derived from sales of the eCommerce Package.

          17.  Customer Service. During the Term of this Agreement, eMachines
               ----------------
               and AOL agree to work together to develop a program (the "Call Center Acquisition Program") to enable additional new member registrations to the AOL Services.

          18.  Technical Support. AOL will be responsible for providing all
               -----------------
               technical support and customer service relating to the consumers' use of the appropriate AOL products and services as bundled under this Agreement and the Consumer Rebate Offer and eMachines will be responsible for the providing all technical support and customer service relating to the consumers' use of the Products and eMachines' services under this Agreement.

          19.  Netscape Portal. The parties hereto shall agree, to be added as
               ---------------
               an addendum of this Agreement, within 30 days of the Effective Date, to develop a customized Netcenter portal which shall include a custom Netcenter homepage (the "Custom Netcenter Home Page"), registration process for eMachines.Net, and a process for transitioning the allocation of revenues and users between the Parties at the end of term of such agreement. Such addendum shall include the following terms:

               (a) AOL and eMachines shall work together to create a portal to
(i) maximize member experience/retention, (ii) maximize revenue, and (iii) meet the objective of launching the eMachines.Net Interactive Service within 90 days of the Effective Date.

               (b) AOL shall create a discrete area (the "eMachines Area") on the Custom Netcenter Home Page whereby eMachines shall possess complete flexibility to create eMachines' specific channels as desired and to arrange third party relationships if so desired, including the ability to sell custom channel space to these partners in return for e-commerce revenues for those referrals and click-throughs. In order to maintain consistency with the successful Netcenter programming model, the promotion of these sold partnerships is envisioned as a feature frame on the Custom Netcenter Home Page containing a prominent link to an eMachines "Commerce Partner" aggregation site and a rotating photo/text promotion featuring partner special offers. For these eMachines derived sales, eMachines will have control of the deal terms and shall retain 100% of the revenue. Should AOL sell space within the eMachines Area, AOL and eMachines will split the revenue (percentages to be determined) from those sales. The parties agree that sales in this area will not be to competitors of either AOL or eMachines, nor will it be to sites that are improper (i.e. pornography sites, etc.).

               (c) AOL shall pay eMachines 50% of incremental advertising and eCommerce revenue, net of commissions, derived from the traffic driven to the Netcenter portal content areas through the eMachines.Net. Such payments will be a product of CPM (typically between $5-25 depending on AOL's ability to sell the advertising and commerce space at a premium), click through rate, sell through rate and characteristics of portal use by the eMachines.Net users. Provided, however, eMachines shall have the right to sell desktop channels, keyboard keys and desktop icons, in a form similar to those keyboard keys and desktop channels contemplated in Section 16 of this document, to third parties on systems sold under eMachines.Net offers without payment to AOL. Such sales are subject to the same terms and conditions outlined above with respect to links to competitive and inappropriate sites.

               (d) eMachines.Net will at not any time co-brand or market eMachines.net service with a connectivity provider that is a retail branded Interactive Service, including but not limited to any marketing, advertising, press releases and all other promotional materials, other than AOL without the prior written consent of AOL, such consent shall be in AOL's sole discretion.

          20.  Hardware Development and Sales. eMachines and AOL agree to work
               ------------------------------
               together to develop a special bundle or SKU that is offered exclusively through AOL's sales efforts for AOL members, such products to be available at wholesale prices to AOL for AOL's use in reselling to AOL members AOL shall consider auctioning eMachines closeout products on the AOL Classic Service. AOL and eMachines may explore co-development of new Internet devices and products that work with AOL's existing DSL and Broadband technologies and services on a case by case basis.

          21.  Standard Terms and Conditions. This Agreement incorporates by
               -----------------------------
               reference AOL's standard legal terms & conditions (the "Standard Terms"), including terms related to licenses, representations and warranties, confidentiality, limitation of liability, disclaimers, indemnifications, use of AOL member information and miscellaneous legal terms. The Standard Terms appear at keyword "Standard Marketing Terms 2" on the America Online(R) brand commercial online service and at http://mediaspace.aol.com/markterm2.html on AOL.com. A hard copy of the Standard Terms will be provided to eMachines upon written request. eMachines acknowledges that it has been provided an opportunity to review the Standard Terms and agrees to be bound by them. For purposes of the Standard Terms,
               (a) the defined term "Service" shall include both the AOL Services, and (b) the defined term "Software" shall include the AOL Software. Notwithstanding the foregoing, to the extent that
               Section 10 of Standard Terms contradicts the terms of the other provisions of this Agreement, the other provisions of this Agreement shall control.

          22.  Counterparts. This Agreement may be executed in counterparts,
               ------------
               each of which will be deemed an original and all of which together will constitute one and the same document.

                    (the following page is a signature page)

     IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the Effective Date.

AMERICA ONLINE, INC.                        eMACHINES


By: /s/ David M. Colburn                       By: /s/ Stephen Dukker
   --------------------------------            -----------------------------

Print Name: David M. Colburn                Print Name: Stephen Dukker
           ------------------------                    ---------------------

Title: Senior Vice President                Title: President and CEO
      -----------------------------               --------------------------

                                    EXHIBIT A

                                   DEFINITIONS
                                  -----------

     "Affiliate" shall mean an entity in which AOL holds at least a nineteen percent (19%) equity interest.

     "AIM Service" shall mean the AOL-branded service, currently available through the Internet, that enables end-users of such service to exchange, in real-time, private, personalized messages with, and to monitor the online status of, other end-users of such service and AOL Members.

     "AIM Software" shall mean the client software (U.S. version) developed and distributed by AOL that enables end-users to access and use the AIM Service, and any updates, patches, new version and bug fixes thereto.

     "AOL Services" shall include the following services (each an "AOL Service") the AOL Classic Service, the CompuServe Service, Netscape Navigator Browser, AIM Service and ICQ, and such other services as AOL may designate to eMachines in writing during the Term.

     "AOL Classic Service" shall mean the U.S. version of the America Online(R) brand commercial online service.

     "AOL Classic Software" shall mean the proprietary software used to connect to and use the U.S. version of the America Online(R) brand service.

     "AOL Software" shall mean the AOL Classic Software, the CompuServe Software, the Netscape Navigator Software, the AIM Software, the ICQ Software, and such other software for an AOL Service as AOL may designate to eMachines in writing during the Term.

     "CompuServe Service" shall mean the U.S. version of the CompuServe(R) brand commercial online service.

     "CompuServe Software" shall mean the proprietary software used to connect to and use the U.S. version of the CompuServe(R) brand service.

     Eligible Computer Product shall mean the following Products of eMachines: all desktop and laptop computers purchased from a Qualified Retailer.

     "Exclusive Period" shall mean the Term of this Agreement, unless such Exclusive Period is sooner terminated pursuant to Section 14.3.

     eMachines.Net shall mean the eMachines' branded Interactive Service, with connectivity services currently to be provided by UUNet and with Netscape Netcenter as the default portal.

     "ICQ" shall mean the standard narrow-band English language version of the ICQ brand communications and messaging service available in the U.S.

     "ICQ Software" shall mean the client software developed and distributed by AOL that enables end-users to access and use ICQ, and any updates, patches, new version and bug fixes thereto.

     "Interactive Service" shall mean any entity offering one or more of the following: (i) online or Internet connectivity services (e.g., an Internet service provider); (ii) an interactive site or service featuring a broad selection of aggregated third party interactive content or navigation thereto (e.g., an online service or search and directory service) and/or marketing a broad selection of products and/or services across numerous interactive commerce categories (e.g., an online mall or other leading online commerce site); and
(iii) communications software capable of serving as the principal means through which a user creates, sends and receives electronic mail or real time online messages.

     "Marks" shall mean the following tradenames, trademarks and service marks:
"America Online(R)" service, "AOL Canada/TM/" service, "AOL(R)" service/software, AOL's triangle logo, the "CompuServe(R)" service/software and logo, Netscape Navigator(R), ICQ/TM/, and AOL Instant Messenger/TM/.

     "Netscape Navigator Browser" shall mean the commercially release executable code of Netscape Navigator.

     "Netscape Navigator Software" shall mean shall mean the client software that enables end-users to access and use Netscape Navigator, and any updates, patches, new version and bug fixes thereto.

     "Products" shall mean any personal desktop and laptop computers manufactured, marketed and/or sold by eMachines (or its affiliates) during the Term and any devices manufactured, marketed and/or sold by eMachines (or its affiliates) during the Term to the extent such devices are compatible with any Interactive Service.

     "Qualified Purchaser" shall mean any individual or entity who during the Rebate Offer Period (as defined below) (a) during the Rebate Offer Period, purchases an Eligible Computer Product, (b) is qualified by the Bank for the Consumer Rebate Offer through a credit approval process administered by the respective Qualified Retailer and the Bank at the time of the purchase, (c) registers for a new account for the Compuserve Service in the United States utilizing the Compuserve Software preloaded on the Eligible Computer Product,
(d) agrees to the Rebate Offer Contract (which shall include, without limitation, a commitment to remain a Compuserve Service member and pay the associated membership fee to the Bank for three (3) years) mails the Rebate Offer Contract to the designated fulfillment house, (e) is eighteen years or older and a resident of one of the fifty (50) United States or Washington D.C. and (f) such other conditions as the Parties and the Bank may reasonably determine.

     "Rebate Offer Contract" shall mean that certain contract between the consumer and the Bank containing the terms and conditions of the Consumers obligation to remain a Compuserve Service member and pay the associated membership fee to the Bank for three (3) years) and the Bank's obligations to such consumer.

                                    EXHIBIT B

                              CONSUMER REBATE OFFER

     A.  Consumer Rebate Offer.  AOL shall use commercially reasonable efforts
         ---------------------
          to enter, promptly as possible following the Effective Date, an agreement with a financial institution ___________ (the "Bank") (the "Joint Marketing Agreement") whereby the Bank will offer (the "Consumer Rebate Offer") to Qualified Purchasers. Notwithstanding the above sentence, AOL shall use commercially reasonable efforts to launch a consumer rebate offer (the "Consumer Rebate Offer") on a test basis (including no less than two (2) national Computer Retail Chains) by July 1, 1999; deploy a launch at Staples, Inc. by July 8, 1999; and deploy a full channel launch by July 18, 1999. The Consumer Rebate Offer will consist of three separate programs whereby under one program Qualified Purchasers will receive two hundred dollars (US$200.00) for a three year commitment at $19.95 (the "$200 Program"), under a separate program Qualified Purchasers will receive three hundred dollars (US$300.00) for a three year commitment at $19.95 (the "$300 Program"), and under a third program, Qualified Purchasers will receive four hundred dollars (US$400.00) for a three year commitment at $21.95 (US$400.00) (the "$400 Program"); provided that, after October 31, 1999, AOL shall have the right to increase the standard monthly dollar amount commitment to the Compuserve Service of Qualified Purchasers under the $200 Program and the $300 Program to $21.95. If AOL increases its standard pricing for the Compuserve Service to or above such amount and either (A) AOL's payment to eMachines for the $200 Program and $300 Program in Section B below shall increase by $1.00 (e.g., $6.00 and $3.00, respectively); or (B) eMachines can elect to continue the $19.95 offer to Qualified Purchasers under the $200 Program and the $300 Program,

     B. provided that eMachines receives no increase in the monthly revenue share under Section B and eMachines represents the program as a special discount provided by eMachines in order to discount the generally available Compuserve Service subscription rates and AOL shall have the right to reasonably approve any marketing and promotional material connected to such program to ensure proper messaging of such an offer. The Parties hereby agree to enter into any additional agreements that may be necessary to implement the Consumer Rebate Offer discussed herein. Upon execution of this Agreement, eMachines shall provide AOL with a list of retailers that will be participating in the Consumer Rebate Offer ("Qualified Retailers"), provided, that eMachines shall have the opportunity to update such list by delivering fifteen (15) days written notice to AOL of such revisions, subject to AOL's reasonable approval. eMachines may be a Qualified Retailer to the extent eMachines sells an Eligible Computer Product directly to a Qualified Purchaser and advertises the Consumer Rebate Offer during the Rebate Offer Period.

     B.  Payments.  AOL hereby agrees to pay eMachines a fee of (i) five dollars
         --------
(US$5.00) per month for each consumer participating in the Consumer Rebate Offer under the $200 Program, (ii) two dollars (US$2.00) per month for each consumer participating in the Consumer Rebate Offer under the $300 Program and (iii) seventy five cents (US$.75) per month for each consumer participating in the Consumer Rebate Offer under the $400 Program. After completion of the three year Rebate Offer Contract with respect to a Qualified Purchaser, AOL agrees to pay eMachines a fee of three dollars (US$3.00) per month for each such purchaser for the remainder of such purchaser's continuous membership to the CompuServe Service (other than if such purchaser reduces his or her membership to a generally available limited use plan intended for low volume users). AOL shall pay such amounts to eMachines on a monthly basis, within thirty (30) days of the end of each month. In addition, to the extent that AOL provides and funds a consumer rebate offer through a national computer retailer similar to the terms of the Consumer Rebate Offer with the purchase of an eMachines desktop or laptop computer that does not contain any revenue share (e.g., ongoing payments from AOL) to such retailer (the "Portable Rebate Offer"), then AOL hereby agrees to pay eMachines the fees payable under this Section B applicable to such rebate amount; to the extent that the Parties develop a system whereby AOL will be able to track the number of consumers participating in a Portable Rebate Offer, which system the parties agree to use commercially reasonable efforts to develop. In the event AOL provides an ongoing revenue share to retailers and cannot prevent the offer from preempting the eMachines revenue share under this Section B, then the exclusivity in Section D of this Agreement with respect to any retailer is removed, and notwithstanding
Section 2 of the Agreement, eMachines shall not be restricted from placing an Interactive Services provider in connection with a consumer rebate offer on the desktop.

     C.  Promotion of Consumer Rebate Offer.  eMachines will submit to AOL, for
         ----------------------------------
its prior written approval, any marketing, advertising, press releases, and all other promotional materials related to the transactions contemplated hereunder and/or referencing the other Party and/or its trade names, trademarks, and service marks (the "Materials"). Each Party will solicit and reasonably consider the views of the other Party in designing and implementing such Materials. eMachines, subject to the prior written approval of AOL, shall provide the Qualified Retailers with the following ("Promotional Deliverables"): (i) provision of point of sale merchandising (tear pads, shelf talkers, flyers, danglers) and (ii) pre-approved ad slick for use in POP, to be used in circulars. eMachines shall use its best efforts to ensure that each Qualified Retailer provides sufficient space within its store where the Consumer Rebate Offers will be prominently and regularly displayed. AOL shall have final approval on all descriptions of the Consumer Rebate Offer and use of the Marks.

     D.  Service Provider.  eMachines agrees, other than eMachines.Net, that the
         ----------------
AOL Services shall be the only Interactive Services to be bundled with any eMachines Consumer Rebate Offer.

     E.  Rebate Offer Period.  The Rebate Offer Period shall be a two (2) year
         -------------------
period commencing from the launch date (to be determined by eMachines, AOL and the Bank), provided that at AOL's sole discretion, AOL may elect to extend the Rebate Offer Period. For the Rebate Offer Period, AOL shall ensure that the Consumer Rebate Offer is no less favorable than any AOL Services rebate offers of a substantially similar structure (i.e., a rebate offer whereby a third party financial institution shall pay qualified consumers and AOL a lump sum payment and eMachines shall receive monthly payments from AOL for each consumer participating in such rebate offer, taking into account all terms with respect to such offer including, without limitation, the consumer offer terms, the terms between AOL and the retailer or OEM, and any third party financing terms). In addition, AOL shall use reasonable efforts to provide advance notice to eMachines of other AOL Services rebate offers during the term and give eMachines the opportunity to structure a rebate offer under similar terms. Over the course of the five year term, the Parties agree to work together to develop new and/or additional consumer offers with the intention of (a) meeting market and consumer conditions and expectations; (b) maintaining competitiveness for both parties in their respective marketplace; and (c) maintaining financially viable business models. Such consumer offers could include an extension of the existing Consumer Rebate Offer, the introduction of additional consumer rebate offers and/or the replacement of the existing Consumer Rebate Offer with a new consumer rebate offer(s). Such consumer offers to be similar in structure to the original Consumer Rebate Offer and could include AOL Classic Service, CompuServe Service and/or eMachines.Net. The Parties acknowledge that this agreement to work together in the development of future consumer rebate offers does not mean that the Parties must match the economic terms of other consumer rebate offers in the marketplace.

                                    EXHIBIT C

                 LIST OF CO-INVESTORS TO THE SERIES A FINANCING

Amerindo Investment Advisors
Banque Paribas
Bowman Capital Management
Chelsey Capital
Comcast Interactive Capital Group
Credit Suisse First Boston
Franklin Templeton
Hikari Tsushin
Omega Venture Partners
Rho Management
RRE Investors
Van Wagoner Capital Management

AOL Standard Marketing Terms & Conditions (v.2)

Standard Legal Terms & Conditions

1. Agreement. MP acknowledges that these Standard Terms and Conditions are
   ---------
expressly referenced in and made a part of the Marketing Agreement which has been executed by AOL and MP (the "Marketing Agreement", and collectively with these Standard Terms and Conditions, the "Agreement"). Any defined term used in these Standard Terms and Conditions without definition, shall have the meaning ascribed to such term in the Marketing Agreement.

2. License. AOL hereby grants MP a non-exclusive license to distribute and
   -------
promote the Software and Documentation through the Bundled Products during the Term, solely to the limited extent and for the express purposes contemplated hereunder.

3. Trademark License. Solely in connection with the marketing, promotion
   -----------------
and distribution obligations specified in this Agreement, and subject to the other provisions of this Agreement, MP shall be entitled to use the Marks, provided that MP (a) does not create a unitary composite mark involving a Mark without the prior written approval of AOL; and (b) displays symbols and notices clearly and sufficiently indicating the trademark status and ownership of the Marks in accordance with applicable trademark law and practice. In using the Marks, MP acknowledges and agrees that: (i) the Marks are and shall remain the sole property of AOL; (ii) MP shall not now or in the future contest the validity of the Marks; (iii) nothing in this Agreement shall confer in MP any right of ownership in the Marks; and (iv) MP acknowledges that its utilization of the Marks will not create in it, nor will it represent it has, any right, title or interest in or to such Marks other than the licenses expressly granted herein.

4. Quality Standards. MP agrees that the nature and quality of its products
   -----------------
and services supplied in connection with the Marks shall conform to quality standards communicated in writing by AOL for use of its trademarks. MP agrees to supply to AOL, upon request, with a reasonable number of samples of any materials publicly disseminated by MP which utilize the Marks. MP shall comply with all applicable laws, regulations and customs and obtain any required government approvals pertaining to use of the Marks.

5. Infringement Proceedings. MP agrees to promptly notify AOL of any
   ------------------------
unauthorized use of the Marks of which it has actual knowledge. AOL shall have the sole right and discretion to bring proceedings alleging infringement of the Marks or unfair competition related thereto; provided, however, that MP agrees to provide AOL with its reasonable cooperation and assistance with respect to any such infringement proceedings.

6. Ownership. MP acknowledges that the Software, Documentation and any
   ---------
other AOL Deliverables and any enhancements and improvements thereto are and shall remain the exclusive property of AOL and MP shall not in any way alter, interfere with or modify the Software, the Service functionality, user interface or experience. Except as explicitly described in this Agreement, MP shall have no rights to copy, use, reverse engineer, reproduce, display, modify or transfer the Software, Documentation or any other AOL Deliverables, or any derivative works thereof.

7. Representations and Warranties. Each Party represents and warrants to
   ------------------------------
the other Party that: (i) such Party has the full corporate right, power and authority to enter into this Agreement and to perform the acts required of it hereunder; (ii) the execution of this Agreement by such Party, and the performance by such Party of its obligations and duties hereunder, do not and will not violate any agreement to which such Party is a party or by which it is otherwise bound; (iii) when executed and delivered by such Party, this Agreement will constitute the legal, valid and binding obligation of such Party, enforceable against such Party in accordance with its terms; and (iv) such Party acknowledges that the other Party makes no representations, warranties or agreements related to the subject matter hereof that are not expressly provided for in this Agreement. MP further represents that the content of the Products will neither infringe on any copyright, U.S. patent or any other third party right nor violate any applicable law or regulation.


8. Confidentiality. During the term of this Agreement, and for a period of
   ---------------
three (3) years following expiration or termination of this Agreement, each Party acknowledges that Confidential Information may be disclosed to the other Party during the course of this Agreement. Each Party agrees that it will take reasonable steps, at least substantially equivalent to the steps it takes to protect its own proprietary information, to prevent the duplication or disclosure of Confidential Information of the other Party, other than by or to its employees or agents who must have access to such Confidential Information to perform such Party's obligations hereunder, who will each agree to comply with this section. Notwithstanding the foregoing, either Party may issue a press release or other disclosure containing Confidential Information without the consent of the other Party, to the extent such disclosure is required by law, rule, regulation or government or court order. In such event, the disclosing Party will provide at least five (5) business days prior written notice of such proposed disclosure to the other Party. For the purposes hereof, "Confidential Information" shall mean any information relating to or disclosed in the course of the Agreement, which is or should be reasonably understood by the receiving Party to be confidential or proprietary to the disclosing Party, including, but not limited to, the terms of the Agreement, information about AOL Members, technical processes and formulas, source codes, product designs, sales, cost and other unpublished information, product and business plans, projections, and marketing data. "Confidential Information" will not include information (a) already lawfully known to or independently developed by the receiving Party, (b) disclosed in published materials, (c) generally known to the public, or (d) lawfully obtained from any third party.

9. Limitation of Liability; Disclaimer; Indemnification.
   ----------------------------------------------------

9.1 Liability. UNDER NO CIRCUMSTANCES WILL EITHER PARTY BE LIABLE TO THE
    ---------
OTHER PARTY FOR INDIRECT, INCIDENTAL, CONSEQUENTIAL, SPECIAL OR EXEMPLARY DAMAGES (EVEN IF THAT PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES), ARISING FROM BREACH OF THE AGREEMENT, THE USE OR INABILITY TO USE THE SERVICE, OR ARISING FROM ANY OTHER PROVISION OF THIS AGREEMENT, SUCH AS, BUT NOT LIMITED TO, LOSS OF REVENUE OR ANTICIPATED PROFITS OR LOST BUSINESS ("COLLECTIVELY, "DISCLAIMED DAMAGES"); PROVIDED THAT EACH PARTY WILL REMAIN LIABLE TO THE OTHER PARTY TO THE EXTENT ANY DISCLAIMED DAMAGES ARE CLAIMED BY A THIRD PARTY AND ARE SUBJECT TO INDEMNIFICATION PURSUANT TO SECTION 9.3.

9.2 No Additional Warranties. EXCEPT AS EXPRESSLY SET FORTH IN THIS
    ------------------------
AGREEMENT, NEITHER PARTY MAKES ANY, AND EACH PARTY HEREBY SPECIFICALLY DISCLAIMS ANY REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, REGARDING THE PRODUCTS, THE SERVICE, THE SOFTWARE OR DOCUMENTATION, INCLUDING ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE AND IMPLIED WARRANTIES ARISING FROM COURSE OF DEALING OR COURSE OF PERFORMANCE.

9.3 Indemnity. AOL agrees to defend, indemnify and hold MP and the
    ---------
officers, directors, agents, affiliates, distributors, franchisees and employees (the "Affiliated Parties") of MP harmless against any loss, damage, expense, or cost, including reasonable attorneys fees (including allocated costs for in-house legal services) ("Liabilities") arising out of any claim, demand, proceeding, or lawsuit by a third party based on any assertion that the Software breaches the patent, copyright, trademark, trade secret or other proprietary right of such third party. MP agrees to defend, indemnify and hold AOL and the Affiliated Parties of AOL harmless against any Liabilities arising out of any claim, demand, proceeding, or lawsuit by a third party based on any assertion that a Product breaches the patent, copyright, trademark, trade secret or other proprietary right of such third party. Either Party will defend, indemnify, save and hold harmless the other Party and its Affiliated Parties from any and all Liabilities arising out of any claim, demand, proceeding or lawsuit by a third party resulting from the indemnifying Party's material breach of any duty, representation, or warranty of this Agreement, except where Liabilities result from the gross negligence or knowing and willful misconduct of the other Party.

9.4 Claims. Each Party agrees to (i) promptly notify the other Party in
    ------
writing of any indemnifiable claim and give the other Party the opportunity to defend or negotiate a settlement of any such claim at such other Party's expense, and (ii) cooperate fully with the other Party, at that other Party's expense, in defending or settling such claim. AOL reserves the right, at its own expense, to assume the exclusive defense and control of any matter otherwise subject to indemnification by MP hereunder.

9.5 Acknowledgment. AOL and MP each acknowledges that the provisions of
    --------------
this Agreement were negotiated to reflect an informed, voluntary allocation between them of all risks (both known and unknown) associated with the transactions contemplated hereunder. The provisions of this Section 9 will be enforceable independent of and severable from any other enforceable or unenforceable provision of this Agreement.

10. Solicitation of AOL Members. (a) During the term of the Agreement and
    ---------------------------
for a two year period thereafter, MP will not use the Service or any other product or service owned, operated, distributed or authorized to be distributed by or through AOL or its Affiliates worldwide (the "AOL Network") (including, without limitation, the e-mail network contained therein) to solicit any authorized user of the AOL Network, including any sub-accounts using the AOL Network under an authorized master account ("an AOL Member") on behalf of another Interactive Service. More generally, MP will not send unsolicited, commercial e-mail (i.e., "spam") through or into AOL's products or services, absent a Prior Business Relationship. For purposes of this Agreement, a "Prior Business Relationship" will mean that the AOL Member to whom commercial e-mail is being sent has voluntarily either (i) engaged in a transaction with MP or (ii) provided information to MP through a contest, registration, or other communication, which included clear notice to the AOL Member that the information provided could result in commercial e-mail being sent to that AOL Member by MP or its agents. Any commercial e-mail to be sent through or into AOL's products or services shall also be subject to AOL's then-standard restrictions on distribution of bulk e-mail (e.g., related to the time and manner in which such e-mail can be distributed through or into the AOL product or service in question).

(b) MP shall ensure that its collection, use and disclosure of information obtained from AOL Members under this Agreement ("Member Information") complies with (i) all applicable laws and regulations and (ii) AOL's standard privacy policies, available on the America Online(R) brand commercial online service at the keyword term "Privacy" (or any successor keyword) (or, in the case of an MP interactive site or area (e.g., MP's site on the Internet) that is linked to a specific area of the AOL Network that MP developed, manages or markets, MP's standard privacy policies so long as such policies are prominently published on the site and provide adequate notice, disclosure and choice to users regarding MP's collection, use and disclosure of user information). MP will not disclose Member Information collected hereunder to any third party in a manner that identifies AOL Members as end users of an AOL product or service or use Member Information collected under this Agreement to market another Interactive Service.

11. Excuse. Neither Party will be liable for, or be considered in breach of
    ------
or default under this Agreement on account of, any delay or failure to perform as required by this Agreement as a result of any causes or conditions which are beyond such Party's reasonable control and which such Party is unable to overcome by the exercise of reasonable diligence.

12. Independent Contractors. AOL and MP are independent contractors.
    -----------------------
Neither AOL nor MP is an agent, representative or partner of the other. Neither AOL nor MP will have any right, power or authority to enter into any agreement for or on behalf of, or incur any obligation or liability of, or to otherwise bind, the other. This Agreement will not be interpreted or construed to create an association, agency, joint venture or partnership between AOL and MP or to impose any liability attributable to such a relationship upon either AOL or MP.

13. Notice. Any notice, approval, request, authorization, direction or other
    ------
communication under this Agreement will be given in writing and will be deemed to have been delivered and given for all purposes: (i) on the delivery date if delivered by electronic mail on the AOL Network (to screenname "AOLNotice@aol.com" in the case of AOL), through a confirmed facsimile or if delivered personally to the Party to whom the same is directed; (ii) one (1) business day after deposit with a commercial overnight carrier, with written verification of receipt, or (iii) five (5) business days after the mailing date, whether or not actually received, if sent by U.S. mail, return receipt requested, postage and charges prepaid, or any other means of rapid mail delivery for which a receipt is available, to the person(s) specified below at the address of the Party set forth in the first paragraph of the Agreement. In the case of AOL, such notice will be provided to both the Senior Vice President for Business Affairs (fax no. 703-265-1206) and the Deputy General Counsel (fax no. 703-265-1105), each at the address of AOL set forth in the first paragraph of the Marketing Agreement. In the case of MP, except as otherwise specified herein, the notice address shall be the address for MP set forth in the first paragraph of the Marketing Agreement, with the other relevant notice information, including the recipient for notice and, as applicable, such recipient's fax number or e-mail address, to be as reasonable identified by AOL.

14. No Waiver. The failure of either Party to insist upon or enforce strict
    ---------
performance by the other Party of any provision of this Agreement or to exercise any right under this Agreement will not be construed as a waiver or relinquishment to any extent of such Party's right to assert or rely upon any such provision or right in that or any other instance; rather, the same will be and remain in full force and effect.

15. Return of Information. Upon the expiration or termination of this Agreement,
    ---------------------
each Party will, upon the written request of the other Party, return or destroy (at the option of the Party receiving the request) all confidential information, documents, manuals and other materials specified by the other Party.

16. Survival. Sections 8 through 23 of these Standard Terms and Conditions
    --------
will survive the completion, expiration, termination or cancellation of this Agreement.

17. Entire Agreement. This Agreement sets forth the entire agreement and
    ----------------
supersedes any and all prior agreements of the Parties with respect to the transactions set forth herein. Neither Party will be bound by, and each Party specifically objects to, any term, condition or other provision which is different from or in addition to the provisions of this Agreement (whether or not it would materially alter this Agreement) and which is proffered by the other Party in any correspondence or other document, unless the Party to be bound thereby specifically agrees to such provision in writing.

18. Amendment. No change, amendment or modification of any provision of
    ---------
this Agreement will be valid unless set forth in a written instrument signed by the Party subject to enforcement of such amendment, and in the case of AOL, by an executive of at least the same standing as the executive who signed the Agreement.

19. Further Assurances. Each Party will take such action (including, but
    ------------------
not limited to, the execution, acknowledgment and delivery of documents) as may reasonably be requested by any other Party for the implementation or continuing performance of this Agreement.

20. Assignment. MP will not assign this Agreement or any right, interest or
    ----------
benefit under this Agreement without the prior written consent of AOL. Subject to the foregoing, this Agreement will be fully binding upon, inure to the benefit of and be enforceable by the Parties hereto and their respective successors and assigns.

21. Construction; Severability. In the event that any provision of this
    --------------------------
Agreement conflicts with the law under which this Agreement is to be construed or if any such provision is held invalid by a court with jurisdiction over the Parties to this Agreement, (i) such provision will be deemed to be restated to reflect as nearly as possible the original intentions of the Parties in accordance with applicable law, and (ii) the remaining terms, provisions, covenants and restrictions of this Agreement will remain in full force and effect.

22. Injunctive Relief; Remedies. MP acknowledges a violation of this Agreement
    ---------------------------
could cause irreparable harm to AOL for which monetary damages may be difficult to ascertain or an inadequate remedy. MP therefore agrees that AOL will have the right, in addition to its other rights and remedies, to seek and obtain injunctive relief for any violation of this Agreement. Except where otherwise specified, the rights and remedies granted to a Party under this Agreement are cumulative and in addition to, and not in lieu of, any other rights or remedies which the Party may possess at law or in equity.

23. Applicable Law; Jurisdiction. This Agreement will be interpreted, construed
    ----------------------------
and enforced in all respects in accordance with the laws of the Commonwealth of Virginia except for its conflicts of laws principles. Each Party irrevocably consents to the exclusive jurisdiction of the courts of the Commonwealth of Virginia and the federal courts situated in the Commonwealth of Virginia, in connection with any action to enforce the provisions of this Agreement, to recover damages or other relief for breach or default under this Agreement, or otherwise arising under or by reason of this Agreement.

24. Statements to Third Parties. MP shall not make, publish, or otherwise
    ---------------------------
communicate, or cause to be made, published, or otherwise communicated, any deleterious remarks to any third parties concerning AOL or its Affiliates, directors, officers, employees or agents.

25. Export Controls. Both Parties will adhere to all applicable laws,
    ---------------
regulations and rules relating to the export of technical data and will not export or re-export any technical data, any products received from the other Party or the direct product of such technical data to any proscribed country listed in such applicable laws, regulations and rules unless properly authorized.

26. Headings. The captions and headings used in this Agreement are inserted
    --------
for convenience only and will not affect the meaning or interpretation of this Agreement.